Exhibit 10.2

LEASE AGREEMENT

This Lease Agreement (the “Lease”) is made this 16th day of January, 2009 by and between Integrated Holdings, LLC, a Washington limited liability company (“Landlord”), and Integrated Technologies, Inc., a Washington corporation (“Tenant”), who agree as follows:

1. Fundamental Terms.  As used in this Lease, the following capitalized terms shall have the following meanings:

1.1 “Premises” means that real property commonly known as 1910 Merrill Creek Parkway, Everett, WA  98203 and legally described in the attached Exhibit A, and all improvements thereon.

1.2 “Building” means the structure on the Premises.

1.3 “Commencement Date” means January 16th, 2009.

1.4 “Expiration Date” means, August 31, 2016.

1.5 “Term” means the period of time commencing on the Commencement Date and ending on the Expiration Date (the “Initial Term” as defined below), plus any extension of the Term, unless sooner terminated pursuant to the terms of this Lease.

1.6 “Base Monthly Rent” means the following amounts as to the following periods during the Term of this Lease:

Lease Years	Monthly Installment
January ___, 2009 through August 31, 2009	$19,868.00
September 1, 2009 through August 31, 2010	$21,000.00
September 1, 2010 through August 31, 2011	$21,525.00
September 1, 2011 through August 31, 2012	$22,063.00
September 1, 2012 through August 31, 2013	$22,615.00
September 1, 2013 through August 31, 2014	$23,180.00
September 1, 2014 through August 31, 2015	$23,759.00
September 1, 2015 through August 31, 2016	$24,353.00

Extension Option Years	Monthly Installment

September 1, 2016 through August 31, 2021	Fair Market Rent
September 1, 2021 through August 31, 2024	Fair Market Rent

1.7  “Permitted Use” means use for light manufacturing, materials testing, and general offices.

1.8 “Security Deposit” means Nineteen Thousand Eight Hundred and Sixty-Eight Dollars ($19,868.00).

1.9 “Landlord's Address for Notice” means

Integrated Holdings, LLC
c/o Maryann Einarson
4533 NE 170th St.
Lake Forest Park, WA 98155

1.10 “Landlord's Address for Payment of Rent” means same address as for Notice.

1.11 “Tenant's Address for Notice” means

c/o LMI Aerospace
3600 Mueller Rd.
St. Charles, MO 63302-0678
Attn: Lawrence E. Dickinson

1.12 “Landlord's Agent” means such other agent as Landlord may appoint from time to time.

1.13 “Broker(s)” does not refer to any existing or past broker relationships.

1.14 “Exhibits” means the following Exhibits to this Lease:

Exhibit A - Legal Description of the Premises, including the improvements thereon.

1.15 “Definitions” means the words and phrases defined in Section 42 captioned “Definitions,” and other defined terms herein.

2. Consent and Notices.  Except as otherwise expressly provided in this Lease, whenever the consent of either Landlord or Tenant is required under this Lease, such consent shall not be effective unless given in writing and shall not be unreasonably withheld or delayed, provided, however, that such consent may be conditioned as provided in this Lease. All notices or requests required or permitted under this Lease shall be in writing as provided in Section 43.7.

3. Premises and Appurtenances.

3.1 Premises; Changes.  Landlord leases to Tenant and Tenant leases from Landlord the Premises for the Term.  Landlord shall have the right, in Landlord's sole discretion, from time to time to make changes to the Building exterior.

3.2 Easements.  Tenant understands and accepts that the Premises have the benefit and the burden of those easements set forth on the title commitment (NBU No. 20804148) issued by Chicago Title Insurance Company dated December 15, 2008.  Tenant accepts, and agrees to be bound by, the terms of the easements, and acknowledges that it has received and examined a copy of each of the easements.  Tenant agrees to reimburse Landlord within thirty (30) days of Tenant’s receipt of an invoice from Landlord evidencing the payment of its share of expenses accrued after the Commencement Date and associated with the maintenance of the driveway described in that certain Joint Use and Maintenance Agreement dated October 29, 1996 and recorded in Document No. 9610290128 of the Snohomish County, Washington real estate records.  Any driveway maintenance expenses owed in connection with this Section 3.2 shall be prorated on the basis of a 360 day year to account for any fractional portion of a year included in the Term at its commencement and expiration.

4. Term.

4.1 Commencement Date.  The initial term of this Lease (the “Initial Term”) shall be for seven (7) years, commencing on the Commencement Date and expiring on the Expiration Date.  The Commencement Date shall be the date specified in Section 1.

4.2 Extension.

4.2.1 Provided Tenant is not in default beyond the applicable cure period at the time of each of Tenant’s Extension Notices (defined below in this Section 4.2), Tenant shall have the option to extend the Term of this Lease for two (2) additional periods of five (5) years and three (3) years respectively (each an “Extension Term”), upon the same terms and conditions as contained in this Lease.  The rent for each Extension Term shall be as set forth in Section 1.6 herein.  To exercise an extension option, Tenant shall give Landlord written notice at least ninety (90) days prior to the then-current Expiration Date (“Tenant’s Extension Notice”).  Tenant’s Extension Notice for each Extension Term shall be effective to extend the Term of the Lease for one Extension Term without further documentation except as expressly provided in Section 4.2.2 below.

4.2.2 Each time after Tenant has exercised its option to extend the Term of this Lease and the rent for that Extension Term has been finally determined, Landlord and Tenant, upon request of either, will each timely sign and acknowledge a written memorandum evidencing Tenant’s exercise of the option to extend the Term and stating the date to which such Extension Term will extend and the rental rates that will be applicable during each such Extension Term.

5. Base Monthly Rent; Late Charge.

5.1 Base Monthly Rent.  Tenant shall pay to Landlord the Base Monthly Rent without deduction, offset, prior notice or demand, in advance on the first day of each month during the Term.  Base Monthly Rent for any partial month shall be prorated at the rate of 1/30th of the Base Monthly Rent per day.  Base Monthly Rent is exclusive of any state tax based on rents (to the extent such a tax is passed and implemented by the legislature of the State of Washington) and should such taxes be implemented and apply during the Term, the Base Monthly Rent shall be increased by the amount of such taxes.  All Rent shall be paid to Landlord at Landlord's Address for Payment of Rent or at such other address as Landlord may specify by notice to Tenant.

5.2 Extension Term Rent.  Beginning with the first Extension Term, Base Rent for each Extension Term shall be the then current fair market rent for the Premises.  As used herein, “Fair Market Rent” means an amount equal to the then prevailing rate for similar space in a comparable building located in a comparable location within Snohomish County, Washington during the previous six (6) month period.  In the event that Landlord and Tenant are unable to agree upon the Fair Market Rent within thirty (30) days after the date of Tenant’s Extension Notice, then Fair Market Rent shall be determined by appraisal as set forth below in this Section 5.2:

5.2.1 Either Landlord or Tenant may submit the matter to appraisal by notifying the other party in writing.  Not less than ten (10) days after the date of such notice, Landlord and Tenant shall each (a) appoint an appraiser; and (b) give written notice to the other identifying that party’s appraiser and indicating whether that party will submit supplemental written or oral evidence to support its proposal for Fair Market Rent.  Any appraiser selected under this subsection shall be an appraiser with at least ten (10) year experience in the appraisal of industrial space in Snohomish County, Washington and who has not been regularly employed or retained as a consultant, appraiser or agent of either party during the last twelve (12) months.

5.2.2 Upon selection, such appraisers shall work together to agree upon the prevailing fair rental of the Premises.  If said appraisers cannot agree within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, such appraisers shall select a third appraiser with at least ten (10) years of experience in the appraisal of industrial space in Snohomish County, Washington.  Once the third appraiser has been selected, then such third appraiser shall within ten (10) days after appointment make its determination of the prevailing fair rental amount and such determination shall be binding upon both Landlord and Tenant as the rental rate for such extended term.  The parties shall each bear the costs of their own appraiser and shall share equally in the costs of the third appraiser.  Notwithstanding the foregoing, in the event that the prevailing fair rental amount (as determined above) is less than the minimum annual rental payable during the final lease year of the Initial Term or the final lease year of the first Extension Term, Landlord shall have the right to decline the upcoming Extension Term and the Term shall terminate six (6) months after written notice to the Tenant of Landlord’s decision to decline the Extension Term (the “Modified Expiration Date”) (it being the agreement of the parties that this provision may extend the Term beyond the then-current Expiration Date in which event the Lease shall continue on the same terms and conditions as contained in this Lease (including Rent at the rate then in effect as of the then-current Expiration Date) until the Modified Expiration Date).

5.3 Late Charge.  Tenant acknowledges that the late payment by Tenant of any Rent will cause Landlord to incur administrative, collection, processing and accounting costs and expenses not contemplated under this Lease, the exact amount of which are extremely difficult or impracticable to fix. Therefore, if any Rent is not received by Landlord from Tenant by the fifth (5th) calendar day after such Rent is due, Tenant shall immediately pay to Landlord a late charge equal to the lesser of five percent (5%) of the amount of Rent due or Five Hundred and No/100th Dollars ($500.00).  Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss caused by Tenant's nonpayment.  Should Tenant pay said late charge but fail to pay contemporaneously therewith all unpaid amounts of Rent, Landlord's acceptance of this late charge shall not constitute a waiver of Tenant's default with respect to Tenant's nonpayment nor prevent Landlord from exercising all other rights and remedies available to Landlord under this Lease or under law.

6. Prepaid Rent and Security Deposit.  As partial consideration for Landlord’s execution of this Lease, on execution of this Lease, Tenant shall deposit with Landlord rent and the Security Deposit, as a Security Deposit for the performance by Tenant of the provisions of this Lease.  If Tenant is in default, Landlord may use the Security Deposit, or any portion of it, to cure the default, including without limitation, paying for the cost of any work necessary to restore the Premises, the Tenant improvements and any alterations to good condition or to compensate Landlord for all damage sustained by Landlord resulting from Tenant's default.  Tenant shall within five (5) days of demand pay to Landlord a sum equal to the portion of the Security Deposit expended or applied by Landlord as provided in this Section so as to maintain the Security Deposit in the sum initially deposited with Landlord.  If Tenant is not in default as of the expiration or termination of the Term, including without limitation, in default in payment of the Rent for the last month of the Term, then Landlord shall return the Security Deposit, without interest, to Tenant within a reasonable period of time not to exceed thirty (30) days after the expiration or termination of the Term.  Landlord's obligations with respect to the Security Deposit are those of a Tenant and not a trustee. Landlord may commingle the Security Deposit with Landlord's general and other funds.

7. Real Property Taxes.  Tenant shall pay, as Additional Rent, directly to the applicable taxing authority all Real Property Taxes that are or will be levied or assessed against the Premises during each calendar year during the Term on or prior to the date on which such Real Property Taxes are due.  Such Additional Rent shall not include any sales, franchise, business or occupation or other tax based on rents which may apply during the Term.  Tenant shall provide Landlord with a receipt from the taxing authority evidencing that Tenant paid the Real Property Taxes prior to delinquency.  Tenant, at Tenant’s cost and expense, may attempt to have the assessed valuation of the Property reduced or may initiate proceedings to contest the real property taxes.

8. Personal Property Taxes.  Tenant shall pay prior to delinquency all personal property taxes assessed against and levied upon Trade Fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere.  If possible, Tenant shall cause such Trade Fixtures, furnishings, equipment and all other personal property of Tenant to be assessed and billed separately from the Premises.

9. Landlord Representations and Warranties.  Landlord represents and warrants that as of the Commencement Date (1) the Building shall contain no structural defects or defective systems (whether known or unknown); (2) the Building systems (including, but not limited to, the heating, air conditioning and ventilation system) shall be in proper working order and condition and shall be sufficient for the operation of Tenant’s business in the Premises; (3) the Building and the Premises shall be in compliance and operated in accordance with all applicable laws, ordinances, rules, regulations and codes (including, but not limited to all environmental laws, ordinances, rules, regulations and codes); (4) the Building is served by all utilities necessary for the operation thereof and such utilities are adequate with respect to service and capacity for the operation thereof; and (5) the Premises shall not contain Hazardous Substances, except as set forth in the report(s) identified in Schedule 9 and except in compliance with applicable laws, codes, rules and regulations.

10. Intentionally Deleted.

11. Use.  Tenant shall use the Premises for the Permitted Use and for no other use without Landlord's prior consent. Landlord represents and warrants that the Permitted Use of the Premises is a permissible use under all applicable zoning codes, laws, rules and regulations.  Tenant's use of the Premises shall be in accordance with the following:

11.1 Insurance.  Tenant shall not do, bring, or keep anything in or about the Premises or the Premises that will cause a cancellation of any insurance covering the Premises.

11.2 Compliance with Laws.  Tenant shall comply with all laws concerning the Premises and Tenant's use of the Premises.  Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. §12101 et seq. and regulations and guidelines promulgated thereunder (“ADA”), and any similarly motivated state and local Laws (“Local Barriers Acts”), as the same may be amended and supplemented from time to time (collectively referred to herein as the “Disabilities Acts”) establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and Premises depending on, among other things: (i) whether Tenant’s business is deemed a “public accommodation” or “commercial facility”, (ii) whether such requirements are “readily achievable,” and (iii) whether a given alteration affects a “primary function area” or triggers “path of travel” requirements. The parties hereby agree that: (a) if required by the Disabilities Acts, Tenant shall maintain the Premises in compliance with ADA Title III and related Local Barriers Acts and shall perform any required ADA Title III and related Local Barriers Acts compliance in the Premises, and (b) if required by the Disabilities Acts, Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III and related Local Barriers Acts “path of travel” and other requirements triggered by any public accommodation or other use of, or alterations in, the Premises. If Tenant’s use of the Premises triggers compliance requirements by the Disabilities Acts, Tenant shall be responsible for ADA Title I and related Local Barriers Acts requirements relating to Tenant’s employees, and Landlord shall be responsible for ADA Title I and related Local Barriers Acts requirements relating to Landlord’s employees.

11.3 Waste, Nuisance and Improper Use.  Tenant shall not use the Premises in any manner that will constitute waste, nuisance or unreasonable annoyance to neighbors of the Premises, including without limitation, (i) the use of loudspeakers or sound or light apparatus that can be heard or seen outside the Premises, (ii) or for lodging or sleeping rooms.  Notwithstanding the foregoing, Landlord represents and warrants that the manner in which the Premises is being used on the Commencement Date shall not be deemed to constitute a waste, nuisance or an unreasonable annoyance.

11.4 Damage to Premises.  Tenant shall not do anything in, on or about the Premises that will cause damage to the Premises, reasonable wear and tear excluded.

12. Hazardous Substances.  Tenant shall not dispose of or otherwise allow the release of any Hazardous Substances in, on or under the Premises, or in any tenant improvements or alterations placed on the Premises by Tenant.  Tenant represents and warrants to Landlord that Tenant's intended use of the Premises does not involve the use, production, disposal or bringing on to the Premises of any Hazardous Substances, except for products normally used in general business offices and light manufacturing and industrial testing facilities which constitute Hazardous Substances, provided that such products are used, stored and disposed of in accordance with applicable laws and manufacturer's and supplier's guidelines.  Tenant shall promptly comply with all laws and with all orders, decrees or judgments of governmental authorities or courts having jurisdiction, relating to the use, collection, treatment, disposal, storage, control, removal or cleanup of Hazardous Substances, on or under the Premises, or incorporated in any tenant improvements or alterations, at Tenant's expense.

12.1 Compliance; Notification.  After notice to Tenant and a reasonable opportunity for Tenant to effect such compliance, Landlord may, but is not obligated to, enter upon the Premises and take such actions and incur such costs and expenses to effect such compliance as it deems advisable to protect its interest in the Premises, provided, however that Landlord shall not be obligated to give Tenant notice and an opportunity to effect such compliance if (i) such delay might result in material adverse harm to the Premises, or (ii) an emergency exists.  So long as Landlord had a commercially reasonable belief that a compliance issue existed on the Premises, Tenant shall reimburse Landlord for the full amount of all costs and expenses incurred by Landlord in connection with such compliance activities, and such obligation shall continue even after expiration or termination of the Term. Tenant shall notify Landlord immediately of any release of any Hazardous Substances on or from the Premises.

12.2 Indemnity by Tenant.  Tenant agrees to defend, hold harmless, and indemnify Landlord from and against any and all damages, charges, cleanup costs, remedial actions, costs and expenses, which may be imposed on, incurred or paid by, or asserted against Landlord, the Premises by reason of, or in connection with (1) any misrepresentation, breach of warranty or other default by Tenant under this Lease, or (2) the acts or omissions of Tenant, its authorized representatives, or any subtenant or other person for whom Tenant would otherwise be liable, resulting in the release of any Hazardous Substances on the Premises.

12.3 Indemnity by Landlord.  Landlord agrees to hold Tenant harmless from and against any and all damages, charges, cleanup costs, remedial actions, costs and expenses, which may be imposed on, incurred or paid by, or asserted against Tenant, the Premises by reason of, or in connection with (1) any misrepresentation, breach of warranty or other default by Landlord under this Lease, (2) the acts or omissions of Landlord, or its employees or authorized representatives, resulting in the release of any Hazardous Substances on the Premises or (3) the environmental condition of the Premises as of the Commencement Date.

12.4 Acknowledgment as to Hazardous Substances.  Tenant acknowledges that the Premises may contain Hazardous Substances, and Tenant accepts the Premises and the Building notwithstanding such Hazardous Substances.  If Landlord is required by any law to take any action to remove or abate any Hazardous Substances, or if Landlord deems it necessary to conduct special maintenance or testing procedures with regard to any Hazardous Substances, or to remove or abate any Hazardous Substances, Landlord may take such action or conduct such procedures at times and in a manner that Landlord deems appropriate under the circumstances, and Tenant shall permit the same; provided that Landlord use commercially reasonable efforts to avoid interference with the operation of Tenant’s business on the Premises.

12.5 Survival.  The provisions of this Section shall survive the expiration or sooner termination of the Term. No subsequent modification or termination of this Lease by agreement of the parties or otherwise shall be construed to waive or to modify any provisions of this Section unless the termination or modification agreement or other document expressly so states in writing.

13. Landlord's Maintenance.  Except as provided in Section 14 captioned “Tenant's Maintenance; Remedies”, Section 24 captioned “Destruction” and Section 25 captioned “Condemnation” and except for damage caused by any negligent or intentional act or omission of Tenant or its authorized representatives (which damage shall be the responsibility of Tenant), Landlord shall maintain in good condition and repair the following: (i) the structural parts of the Building, which structural parts include only the foundations, bearing and exterior walls, and roof, (ii) the unexposed electrical, plumbing and sewage systems, including without limitation, those portions lying outside the Premises.

14. Tenant's Maintenance; Remedies.

14.1 Tenant's Maintenance.  Except as provided in Section 13 captioned “Landlord's Maintenance”, Section 24 captioned “Destruction” and Section 25 captioned “Condemnation” and except for damage caused by any grossly negligent or intentional act or omission of Landlord or its authorized representatives (which damage shall be the responsibility of Landlord), Tenant, at its cost, shall maintain in good condition and repair the Premises including the Building, including without limitation, all of the Tenant Improvements, the heating, ventilating and air-conditioning system servicing the Building, Tenant's alterations, Tenant's Trade Fixtures, Tenant's personal property, signs, walls, interior partitions, wall coverings, windows, window coverings, interior and exterior glass, doors, interior and exterior glass entrance doors, carpeting and resilient flooring, ceiling tiles, plumbing fixtures, and lighting fixtures.

14.2 Landlord's Remedies.  If Tenant fails to maintain the Premises in good condition and repair as required by Section 15.1, and if such failure is not cured within thirty (30) days after notice of such failure is given by Landlord to Tenant, then Landlord may, at its option, cause the Premises to be maintained in good condition and repair and Tenant shall promptly reimburse Landlord for all reasonable costs incurred by Landlord in performance of Tenant's obligation to maintain the Premises.

15. Tenant Improvements; Alterations and Trade Fixtures.

15.1 Tenant Improvements.  Tenant accepts the Premises in their “AS IS” condition without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements or to provide any allowances.  Tenant shall not make any improvements or alterations to the Premises without Landlord's prior consent, which consent shall not be unreasonably withheld.

15.2 Alterations.  Any improvements and alterations made by either party shall remain on and be surrendered with the Premises on expiration or termination of the Term, except that Landlord can elect by giving notice to Tenant within thirty (30) days before the expiration of the Term, or within thirty (30) days after termination of the Term, to require Tenant to remove any improvements and alterations and tenant improvements that Tenant has made to the Premises.  If Landlord so elects, Tenant, at its cost, shall restore the Premises to the condition designated by Landlord in its election, before the last day of the Term, or within thirty (30) days after notice of election is given, whichever is later.  Any improvements and alterations that remain on the Premises on expiration or termination of the Term shall automatically become the property of Landlord and title to such improvements and alterations shall automatically pass to Landlord at such time without any payment therefore by Landlord to Tenant.  If Tenant or its authorized representatives make any improvements or alterations to the Premises as provided in this Section, then such improvements and alterations (i) shall be made in compliance with the reasonable directions of Landlord given in writing to Tenant prior to commencement of construction, (ii) shall be made pursuant to a valid building permit to be obtained by Tenant, at its cost, and (iii) shall be made in conformity with then applicable laws, including without limitation, building codes.

15.3 Trade Fixtures.  Tenant shall not install any Trade Fixtures in or on the Premises without Landlord's prior consent, which consent shall not be unreasonably withheld.  If Tenant shall install Trade Fixtures, and if Landlord so elects, Tenant, at its cost, shall remove such fixtures and restore the Premises to the condition designated by Landlord in its election, before the last day of the Term, or within thirty (30) days after notice of election is given, whichever is later.  Any Trade Fixtures that remain on the Premises on expiration or termination of the Term shall automatically become the property of Landlord, and title to Trade Fixtures shall automatically pass to Landlord at such time without any payment therefore by Landlord to Tenant.

16. Mechanics' Liens. Tenant shall pay, or cause to be paid, all costs of labor, services and/or materials supplied in connection with any Work.  Tenant shall keep the Premises free and clear of all mechanics' liens and other liens resulting from any Work.  Prior to the commencement of any Work costing more than an amount equal to one (1) month’s Base Monthly Rent, or the supply or furnishing of any labor, services and/or materials in connection with any such Work, Tenant shall provide Landlord with a labor and material payment bond, a letter of credit or other security satisfactory to Landlord in an amount equal to one hundred percent (100%) of the aggregate price of all contracts therefore, with release of the bond conditioned on Tenant's payment in full of all claims of lien claimants for such labor, services and/or materials supplied in the prosecution of the Work.  Said payment bond shall name Landlord as a primary obligee, shall be given by a surety which is satisfactory to Landlord, and shall be in such form as Landlord shall approve in its sole discretion.  Tenant shall have the right to contest the correctness or validity of any such lien if, immediately on demand by Landlord, it procures and records a lien release bond issued by a responsible corporate surety in an amount sufficient to satisfy statutory requirements therefore in the State of Washington. Tenant shall promptly pay or cause to be paid all sums awarded to the claimant on its suit, and, in any event, before any execution is issued with respect to any judgment obtained by the claimant in its suit or before such judgment becomes a lien on the Premises, whichever is earlier. If Tenant shall be in default under this Section, by failing to provide security for or satisfaction of any mechanic's or other liens, then Landlord may (but shall not be obligated to), in addition to any other rights or remedies it may have, discharge said lien by (i) paying the claimant an amount sufficient to settle and discharge the claim, (ii) procuring and recording a lien release bond, or (iii) taking such other action as Landlord shall deem necessary or advisable, and, in any such event, Tenant shall pay as Additional Rent, on Landlord's demand, all reasonable costs (including reasonable attorney fees) incurred by Landlord in settling and discharging such lien together with interest thereon in accordance with Section 40 captioned “Interest on Unpaid Rent” from the date of Landlord's payment of said costs. Landlord's payment of such costs shall not waive any default of Tenant under this Section.

17. Utilities and Services.

17.1 Utilities and Services Furnished by Landlord.  Landlord shall not furnish any utilities.

17.2 Payment for Excess Utilities and Services. Tenant shall install or connect, if necessary, and be directly responsible for all electricity, water, sewer, janitorial services, security services or systems, snow removal, telephone, garbage removal services, or other utilities and services supplied to the Premises, and Tenant shall contact the suppliers to directly bill Tenant for those services.

17.3 Temperature Balance.  Landlord represents to Tenant that the heating, ventilation and air conditioning systems in the Building are adequate to maintain temperatures that may be required for Tenant’s purposes as the Premises is being used on the Commencement Date.  Landlord shall have no liability for loss or damage suffered by Tenant or others if the temperature otherwise maintained in any portion of the Premises by the heating, air conditioning or ventilation system is affected as a result of (i) any lights, machines or equipment (including without limitation electronic data processing machines) used by Tenant in the Premises or the use of more than one personal computer per person, (ii) the occupancy of the Premises by more than one person per two hundred (200) square feet of rentable area therein, (iii) any rearrangement of partitioning or other improvements.  Tenant shall not install or operate window-mounted heating or air-conditioning units.

17.4 Special Electrical or Water Connections; Electricity Use.  Tenant shall not connect with electric current except through existing outlets in the Premises and shall not connect with water pipes except through existing plumbing fixtures in the Premises.  In no event shall Tenant's use of electricity exceed the capacity of existing feeders to the Building or the risers or wiring installation, and Landlord may prohibit the use of any electrical equipment which in Landlord's opinion will overload such wiring or interfere with the use thereof.  If Landlord consents to the use of equipment requiring such changes, Tenant shall pay the cost of installing any additional risers, panels or other facilities that may be necessary to furnish energy to the Premises.

Landlord will not permit additional coring of the floor of the Premises in order to install new electric outlets in the Premises unless Tenant furnishes Landlord with X-ray scans of the floor area where the Tenant wishes to place additional electrical outlets and Landlord, in its absolute discretion, is satisfied, on the basis of such X-ray scans and other information obtained by Landlord, that coring of the floor in order to install such additional outlets will not weaken the structure of the floor.

17.5 Landlord's Duties.  Landlord shall not be in default under this Lease or liable for any damages resulting from, or incidental to, any of the following, nor shall any of the following be an actual or constructive eviction of Tenant, nor shall the Rent be abated by reason of:  (i) failure to furnish, or delay in furnishing, any of the services described in this Section 17.5 when such failure or delay is caused by any condition beyond the reasonable control of Landlord, (ii) any electrical surges or spikes, or (iii) failure to make any repair or to perform any maintenance, provided, however, that Landlord shall be in default hereunder if such failure shall persist for thirty (30) days after notice of the need for such repair or maintenance is given to Landlord by Tenant.  If the default cannot reasonably be cured within thirty (30) days, then Landlord shall not be in default under this Lease if Landlord commences to cure the default within thirty (30) days and diligently and in good faith continues to cure the default.  Landlord shall use reasonable efforts to remedy any interruption in the furnishing of such services.

17.6 Governmental Regulations.  Any other provisions of this Section 17.6 notwithstanding, if any governmental authority or utility supplier imposes any laws, controls, conditions, or other restrictions upon Landlord, Tenant, or the Building, relating to the use or conservation of energy or utilities, mandated changes in temperatures to be maintained in the Premises or the Building or the reduction of automobile or other emissions (collectively, the “Controls”), or in the event Landlord is required to make alterations to the Building in order to comply with the Controls, Landlord may, in its sole discretion, comply and may require Tenant to comply with the Controls or make such alterations to the Building in order to comply with the Controls.  Such compliance and the making of such alterations shall not constitute an actual or constructive eviction of Tenant, impose on Landlord any liability whatsoever, or entitle Tenant to any abatement of Rent.

18. Indemnity.

18.1 Generally.  Tenant shall defend, hold harmless and indemnify Landlord from and against any and all damages arising out of any damage to any persons or property occurring in, on or about the Premises resulting from the acts or omissions of Tenant or its authorized representatives.  Landlord shall defend, hold harmless and indemnify Tenant from and against any and all damages arising out of any damage to any persons or property occurring in, on or about the Premises resulting from the acts or omissions of Landlord or its authorized representatives.  A party's obligation under this Section 18.1 to indemnify and hold the other party harmless shall be limited to the sum that exceeds the amount of insurance proceeds, if any, received by the party being indemnified.

18.2 Concurrent Negligence of Landlord and Tenant. Notwithstanding the provisions of Section 18.1 above, in the event of concurrent negligence of Tenant, or its authorized representatives, on the one hand, and that of Landlord, or its authorized representatives, on the other hand, which concurrent negligence results in damage to any persons or property occurring in, on or about the Premises, either party's obligation to indemnify the other party as set forth in Section 18.1 shall be limited to the extent of the negligence of the indemnifying party, or its authorized representatives, including the indemnifying party's proportional share of costs and attorneys' fees incurred in connection with any claims, actions or proceedings brought with respect to such damage.

18.3 Waiver of Worker's Compensation Immunity.  The indemnification obligations contained in this Section 18 shall not be limited by any worker's compensation, benefit or disability laws, and each indemnifying party hereby waives (solely for the benefit of the indemnified party) any immunity that said indemnifying party may have under the Industrial Insurance Act, Title 51 RCW and similar worker's compensation, benefit or disability laws.

18.4 Provisions Specifically Negotiated. LANDLORD AND TENANT ACKNOWLEDGE BY THEIR EXECUTION OF THIS LEASE THAT EACH OF THE INDEMNIFICATION PROVISIONS OF THIS LEASE (SPECIFICALLY INCLUDING BUT NOT LIMITED TO THOSE RELATING TO WORKER'S COMPENSATION BENEFITS AND LAWS) WERE SPECIFICALLY NEGOTIATED AND AGREED TO BY LANDLORD AND TENANT.

19. Exemption of Landlord from Liability.  Landlord and Landlord's Agent shall not be liable for injury to Tenant's business or loss of income therefrom or for damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, its authorized representatives, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether the said damage or injury resulting from conditions arising upon the Premises or upon other portions of the Building unless such injury or damage is caused by the gross negligence or willful misconduct of Landlord or its authorized representatives or Landlord’s breach of this Lease.

20. Commercial General Liability and Property Damage Insurance.  Landlord shall maintain “all-risk” real and personal property insurance against physical loss or damage to the Building under a “special form” property insurance policy in amounts not less than the full replacement cost of the Building (“Landlord’s Insurance”).  Tenant shall reimburse Landlord for the cost of Landlord’s Insurance within thirty (30) days of Tenant’s receipt of an invoice from Landlord evidencing the payment of costs incurred by Landlord to obtain Landlord’s Insurance. Any insurance costs owed to Landlord by Tenant pursuant to this Section 20 shall be prorated on the basis of a 360 day year to account for any fractional portion of a year included in the Term at its commencement and expiration.  Tenant, at its cost, shall maintain commercial general liability insurance (including contractual liability and products and completed operations liability) with liability limits of not less than $2,000,000 per occurrence, and $5,000,000 annual aggregate, insuring against all liability of Tenant and its authorized representatives arising out of or in connection with Tenant's use and occupancy of the Premises and property damage insurance with liability limits of not less than $1,000,000.  All such commercial general liability and property damage insurance shall insure performance by Tenant of the indemnity provisions of Section 18 captioned “Indemnity.”  Landlord shall be an additional named insured on such insurance policy.

21. Tenant's Fire Insurance.  Tenant, at its cost, shall maintain on all of Tenant's Alterations, Trade Fixtures and Personal Property in, on or about the Premises, a policy of standard Special Causes of Loss or Special Form property insurance, in an amount equal to at least their full replacement cost.  The proceeds of any such policy shall be used by Tenant for the restoration of Tenant's Alterations and Trade Fixtures and the replacement of its Personal Property.  Any portion of such proceeds not used for such restoration shall belong to Tenant.

22. Waiver of Claims; Waiver of Subrogation.  Landlord and Tenant release each other, and their respective authorized representatives, from, and waive their entire claim of recovery for, any claims for damage to the Premises and the Building and to Tenant's alterations, Trade Fixtures and personal property that are caused by or result from fire, lightning or any other perils normally included in an “Special Causes of Loss” or “Special Form” property insurance policy whether or not such loss or damage is due to the negligence of Landlord, or its authorized representatives, or of Tenant, or its authorized representatives. Landlord and Tenant shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by such insurance policy.

23. Other Insurance Matters.  All insurance required to be carried by Tenant under this Lease shall:  (i) be issued by insurance companies authorized to do business in the State of Washington with a rating of A/VI or better as rated in the most recent edition of Best's Insurance Reports; (ii) be issued as a primary policy; and (iii) contain an endorsement requiring thirty (30) days' prior written notice from the insurance company to both parties, to Landlord's Agent, and, if requested by Landlord, to Landlord's lender, before cancellation or change in the coverage, scope, or amount of any policy.  Each policy or a certificate of the policy, together with evidence of payment of premiums, shall be deposited with Landlord on or before the Commencement Date, and on renewal of the policy not less than ten (10) days before expiration of the term of the policy.

24. Destruction.

24.1 Insured Damage.  If during the Term the Premises or the Building are partially or totally destroyed by any casualty that is covered by any insurance carried by Landlord covering the Building, rendering the Premises partially or totally inaccessible or unusable, Landlord shall restore the Premises or the Building to substantially the same condition as they were in immediately before such destruction, if (i) Landlord’s mortgagee permits Landlord to use the insurance proceeds for such restoration; (ii) in the opinion of a registered architect or engineer appointed by Landlord such restoration can be completed within one hundred twenty (120) days after the date of the casualty, and (iii) such restoration is permitted under then existing laws to be done in such a manner as to return the Premises, or the Building, as the case may be, to substantially the same condition as they were in immediately before such destruction. Such destruction shall not terminate this Lease.

24.2 Major or Uninsured Damage. If during the Term the Premises or the Building are partially or totally destroyed by any casualty and Landlord is not obligated under Section 24.1 captioned “Insured Damage” to restore the Premises or the Building, as the case may be, then Landlord may, at its election, either (i) restore the Premises or the Building to substantially the same condition as they were in immediately before such destruction, or (ii) terminate this Lease effective as of the date of such destruction.  If in the opinion of a registered architect or engineer appointed by Landlord such restoration cannot be completed within one hundred twenty (120) days after the date of the casualty, Tenant shall have the right to terminate the Lease effective as of the date of such destruction.  If Landlord does not give Tenant notice within sixty (60) days after the date of such destruction of its election to restore the Premises or the Building, as the case may be, Landlord shall be deemed to have elected to terminate this Lease.  If Landlord elects to restore the Premises or the Building and Tenant has not otherwise terminated the Lease in accordance with this Section, as the case may be, Landlord shall use commercially reasonable efforts to complete such restoration within one hundred twenty (120) days after the date of the casualty, provided, however, that such one hundred twenty (120) day period shall be extended by a period equal to any delays caused by Force Majeure.  If Landlord does not complete such restoration within nine (9) months following the date of such destruction, then Tenant may elect to terminate this Lease by giving notice to such effect to Landlord within ten (10) days following the end of such nine (9) month period.

24.3 Damage to the Building.  If during the Term the Building is partially destroyed by any casualty and if in the opinion of Landlord the Building should be restored in such a way as to materially alter the Premises, then either Landlord or Tenant may terminate this Lease by giving notice to the other party within sixty (60) days after the date of such destruction.

24.4 Damage Near End of Term.  In the event of partial or total destruction of the Premises or the Building during the last year of the Term, then either Landlord and Tenant may, at its election, terminate this Lease by giving notice to the other party of such party's election to do so within sixty (60) days after the date of such destruction.  For purposes of this Section 24.4, the term “partial destruction” shall mean destruction to an extent of at least thirty-three and one-third percent (33 1/3%) of the full replacement cost of the Premises or the Building, as the case may be, as of the date of destruction.

24.5 Extent of Landlord's Obligation to Restore.  If Landlord is required or elects to restore the Premises as provided in this Section, Landlord shall not be required to restore alterations made by Tenant, Tenant's trade fixtures and Tenant's personal property, such excluded items being the sole responsibility of Tenant to restore.

24.6 Abatement or Reduction of Rent. In case of damage to, or destruction of, the Premises or the Building the Base Monthly Rent shall be abated or reduced, between the date of destruction and the date of completion of restoration, by an amount that is in the same ratio to the Base Monthly Rent as the total number of square feet of the Premises that are so damaged or destroyed bears to the total number of square feet in the Premises.

25. Condemnation.  If during the Term there is any taking of part or all of the Premises or the Building by condemnation, then the rights and obligations of the parties shall be as follows:

25.1 Minor Taking.  If there is a taking of less than ten percent (10%) of the Building and parking area, this Lease shall remain in full force and effect.

25.2 Major Taking.  If there is a taking of ten percent (10%) or more of the Building and the parking, and if the remaining portion of the Premises is of such size or configuration that Tenant in Tenant’s reasonable judgment is unable to conduct its business in the Premises, then the Term shall terminate as of the date of taking.

25.3 Taking of Part of the Building.  If there is a taking of a part of the Building and if in the opinion of Landlord the Building should be restored in such a way as to materially alter the Premises or in the event that a taking results in the inability of Tenant to comply with all laws concerning the Premises (particularly zoning laws and regulations), then either Landlord or Tenant may terminate this Lease by giving notice to such effect to the other party within sixty (60) days after the date of vesting of title in the condemnor and this Lease shall terminate as of the date specified in such notice, which date shall not be less than sixty (60) days after the giving of such notice.

25.4 Award.  The entire award for the Premises, and the Building, shall belong to and be paid to Landlord, Tenant hereby assigning to Landlord Tenant's interest therein, if any, provided, however, that Tenant shall have the right to separately claim and recover from the condemnor compensation for the then unamortized value of any alterations paid for by Tenant, Tenant's Trade Fixtures, Tenant's personal property and moving expenses.  The cost of any alterations paid for by Tenant shall be amortized over the Initial Term on a straight-line basis.

25.5 Abatement of Rent.  If any part of the Building is taken by condemnation and this Lease remains in full force and effect, on the date of taking the Base Monthly Rent shall be reduced by an amount that is in the same ratio to the Base Monthly Rent as the total number of square feet in the Building taken bears to the total number of square feet in the Premises immediately before the date of taking.

26. Assignment and Subletting.

26.1 Landlord's Consent; Definitions.  Tenant acknowledges that the rental value of the Premises may fluctuate during the Term in accordance with market conditions, and, as a result, the Rent paid by Tenant under the Lease at any particular time may be higher or lower than the then market rental value of the Premises.  Landlord and Tenant agree, and the provisions of this Section are intended to so provide, that, if Tenant voluntarily assigns its interest in this Lease or in the Premises or subleases any part or all of the Premises, a portion of the profits from any increase in the market rental value of the Premises shall belong to Landlord.  Tenant acknowledges that, if Tenant voluntarily assigns this Lease or subleases any part or all of the Premises, Tenant's investment in the subject portion of the Premises (specifically including, but not limited to, tenant improvements, good will or other assets) may be lost or reduced as a result of such action.

26.2 Consent Required.  Tenant shall not voluntarily assign or encumber its interest in this Lease or in the Premises, or sublease any part or all of the Premises, without Landlord's prior consent, which consent shall not be unreasonably withheld.  Any assignment, encumbrance or sublease without Landlord's consent shall be voidable and, at Landlord's election, shall constitute a default by Tenant under this Lease.  In determining whether to approve a proposed assignment or sublease, Landlord shall place primary emphasis on the proposed transferee's reputation and creditworthiness, the character of the business to be conducted by the proposed transferee at the Premises. In addition, Landlord shall have the right to approve the specific form of any assignment or sublease agreement.  In no event shall Landlord be obligated to consent to any assignment or subletting which increases the foot traffic, or security concerns in the Building (for example, but not exclusively, Landlord may deny consent to an assignment or subletting where the space will be used for a school or training facility, an entertainment, sports or recreation facility, retail sales to the public (unless Tenant's permitted use is retail sales), a personnel or employment agency, a medical office, or an embassy or consulate or similar office).  Landlord shall not be obligated to approve an assignment or subletting to a prospective tenant of the Building with whom Landlord is then negotiating.  Landlord's foregoing rights and options shall continue throughout the entire term of this Lease.  No consent to any assignment, encumbrance or sublease shall constitute a waiver of the provisions of this Section 26.2 and no other or subsequent assignment, encumbrance or sublease shall be made without Landlord's prior consent. Neither an assignment or subletting nor the collection of Rent by Landlord from any person other than Tenant, nor the application of any such Rent as provided in this Section shall be deemed a waiver of any of the provisions of this Section 26 or release Tenant from its obligation to comply with the terms and provisions of this Lease and Tenant shall remain fully and primarily liable for all of Tenant's Obligations (as that term is defined herein) under this Lease, including the obligation to pay Rent under this Lease.  Any guarantee(s) of Tenant's Obligations under this Lease shall remain in full force and effect following any such assignment or subletting.  In addition to Landlord’s other rights under this Section, Landlord may condition approval of an assignment or subletting hereunder on an increase in the amount of the Security Deposit or on receipt of personal guarantees of the assignee's or sublessee's obligations under this Lease.  If Landlord approves of an assignment or subletting hereunder and this Lease contains any renewal or extension options, expansion options, rights of first refusal, rights of first negotiation or any other rights or options pertaining to additional space in the Building, such rights and/or options shall not run to the assignee or subtenant, it being agreed by the parties hereto that any such rights and options are personal to Tenant named herein and may not be transferred.

26.3 Conditions to Assignment or Sublease.  Tenant agrees that any instrument by which Tenant assigns or sublets all or any portion of the Premises shall expressly provide that the assignee or subtenant may not further assign or sublet the assigned or sublet space without Landlord's prior consent (which consent shall not, subject to Landlord's rights under this Section, be unreasonably withheld or delayed), and that the assignee or subtenant will comply with all of the provisions of this Lease and that Landlord may enforce the Lease provisions directly against such assignee or subtenant. If this Lease is assigned, whether or not in violation of the terms and provisions of this Lease, Landlord may collect Rent from the assignee. If the Premises, or any part thereof, is sublet, Landlord may, upon a default under this Lease, collect rent from the subtenant.  In either event, Landlord may apply the amount collected from the assignee or subtenant to Tenant's obligation to pay Rent under this Lease.

26.4 Events Constituting an Assignment or Sublease.  The following events shall not be deemed an assignment or sublease requiring the prior written consent of Landlord: (i) the issuance of equity interests (whether stock, partnership interests or otherwise) in Tenant, or any assignee or subtenant, if applicable, or any entity controlling any of them, to any person or group of related persons, in a single transaction or a series of related or unrelated transactions, such that, following such issuance, such person or group shall have Control (as defined below) of Tenant, or any assignee or subtenant, if applicable; (ii) a transfer of Control of Tenant, or any assignee or subtenant, if applicable, or any entity controlling any of them, in a single transaction or a series of related or unrelated transactions (including, without limitation, by consolidation, merger, acquisition or reorganization); or (iii) an assignment to any affiliate of Tenant or to any successor of Tenant resulting from a merger, consolidation or other corporate restructuring, to any entity under the common Control of Tenant, or to any partner or joint venturer of Tenant. “Control” shall mean direct or indirect ownership of fifty percent (50%) or more of all the legal and equitable interest in any business entity.

26.5 Processing Expenses.  Tenant shall pay to Landlord the amount of Landlord's cost of processing each proposed assignment or subletting, including without limitation, reasonable attorneys' and other professional fees, and the cost of Landlord's administrative, accounting and clerical time (collectively, “Processing Costs”), and the amount of all reasonable direct and indirect expense incurred by Landlord arising from the assignee or sublessee taking occupancy of the subject space, including without limitation, reasonable costs of security service, janitorial and cleaning service, rubbish removal service, costs of changing signage, and costs of changing locks and making new keys (collectively, “Occupancy Costs”).  Notwithstanding anything to the contrary herein, Landlord shall not be required to process any request for Landlord's consent to an assignment or subletting until Tenant has paid to Landlord One Thousand Dollars ($1,000.00), or Landlord's estimate of the Processing Costs and the Occupancy Costs, whichever is greater.

26.6 Consideration to Landlord.  In the event of any assignment or sublease, whether or not requiring Landlord's consent, Landlord shall be entitled to receive, as Additional Rent, one-half (1/2) of any consideration, including without limitation, payment for leasehold improvements paid for by Landlord, paid by the assignee or subtenant for the assignment or sublease, and, in the case of sublease, one-half (1/2) the excess of the amount of rent paid for the sublet space by the subtenant over the total amount of Base Monthly Rent under Section 5 and Additional Rent.  Upon Landlord's request, Tenant shall assign to Landlord all amounts to be paid to Tenant by the assignee or subtenant and shall direct such assignee or subtenant to pay the same directly to Landlord. If there is more than one sublease under this Lease, the amounts (if any) to be paid by Tenant to Landlord pursuant to the preceding sentence shall be separately calculated for each sublease and amounts due Landlord with regard to any one sublease may not be offset against rental and other consideration due under any other sublease.

26.7 Procedures.  If Tenant desires to assign this Lease or any interest therein or sublet all or part of the Premises, Tenant shall give Landlord written notice thereof designating the space proposed to be sublet and the terms proposed. If the proposed sublease covers the entire Premises and if the term of the proposed sublease (including any renewal or extension terms) will expire during the final six (6) months of the Term (or if Tenant has exercised a renewal or extension option, if any, then during the final six (6) months of the subject renewal or extension period), then Landlord shall have the prior right and option (to be exercised by written notice to Tenant given within fifteen (15) days after receipt of Tenant's notice) (i) to terminate this Lease, or (ii) to approve Tenant's proposal to sublet conditional upon Landlord's subsequent written approval of the specific sublease obtained by Tenant and the specific subtenant named therein. If Landlord exercises its option described in (ii) above, Tenant shall submit to Landlord for Landlord's written approval Tenant's proposed sublease agreement (in which the proposed subtenant shall be named) together with a current reviewed or audited financial statement prepared by a certified public accountant for such proposed subtenant and a credit report on such proposed subtenant prepared by a recognized credit reporting agency.  If Landlord fails to exercise its option to terminate this Lease, this shall not be construed as or constitute a waiver of any of the provisions of this Section. If Landlord exercises its option to terminate this Lease, Landlord shall not have any liability for any real estate brokerage commission(s) or with respect to any of the costs and expenses that Tenant may have incurred in connection with its proposed subletting, and Tenant agrees to hold Landlord harmless from and against any and all claims (including, without limitation, claims for commissions) arising from such proposed subletting. Landlord's foregoing rights and options shall continue throughout the Term.  For purposes of this Section, a proposed assignment of this Lease in whole or in part shall be deemed a proposed subletting of such space.

26.8 Documentation.  No permitted subletting by Tenant shall be effective until there has been delivered to Landlord a counterpart of the sublease in which the subtenant agrees to be and remain jointly and severally liable with Tenant for the payment of Rent pertaining to the sublet space and for the performance of all of the terms and provisions of this Lease; provided, however, that the subtenant shall be liable to Landlord for rent only in the amount set forth in the sublease.  No permitted assignment shall be effective unless and until there has been delivered to Landlord a counterpart of the assignment in which the assignee assumes all of Tenant's Obligations under this Lease arising on or after the date of the assignment.  The failure or refusal of a subtenant or assignee to execute any such instrument shall not release or discharge the subtenant or assignee from its liability as set forth above.

26.9 No Merger.  Without limiting any of the provisions of this Section, if Tenant has entered into any subleases of any portion of the Premises, the voluntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies.

27. Default.  The occurrence of any of the following shall constitute a default by Tenant under this Lease:

27.1 Failure to Pay Rent. Failure to pay Rent when due, if the failure continues for a period of five (5) days after notice of such default has been given by Landlord to Tenant;

27.2 Other Defaults. Failure to perform any other provision of this Lease, if the failure to perform is not cured within thirty (30) days after notice of such default has been given by Landlord to Tenant. If the default cannot reasonably be cured within thirty (30) days, then Tenant shall not be in default under this Lease if Tenant commences to cure the default within thirty (30) days and diligently and in good faith continues to cure the default; or

27.3 Appointment of Trustee or Receiver. The appointment of a trustee or receiver to take possession of substantially all of the Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within sixty (60) days.

28. Remedies. If Tenant commits a default, Landlord shall have the following alternative remedies, which are in addition to any remedies now or later allowed by law:

28.1 Maintain Lease in Force.  Maintain this Lease in full force and effect and recover the Rent and other monetary charges as they become due, without terminating Tenant's right to possession, irrespective of whether Tenant shall have abandoned the Premises. If Landlord elects to not terminate the Lease, Landlord shall use commercially reasonable efforts to re-let the Premises at such rent and upon such conditions and for such a term, and to do all acts necessary to maintain or preserve the Premises as Landlord deems reasonable and necessary without being deemed to have elected to terminate the Lease including removal of all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. In the event any such re-letting occurs, this Lease shall terminate automatically upon the new tenant taking possession of the Premises. Notwithstanding that Landlord fails to elect to terminate the Lease initially, Landlord at any time during the term of this Lease may elect to terminate this Lease by virtue of such previous default of Tenant; or

28.2 Terminate Lease. Terminate Tenant's right to possession by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including without limitation thereto, the following:  (i) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its Obligations under this Lease, including without limitation, any costs or expenses incurred by Landlord in (A) retaking possession of the Premises, including reasonable attorney fees therefore, (B) maintaining or preserving the Premises after such default, (C) preparing the Premises for reletting to a new tenant, including repairs or necessary alterations to the Premises for such reletting, (D) leasing commissions incident to reletting to a new tenant, and (E) any other costs necessary or appropriate to relet the Premises; plus (iv) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable state law. The amounts described in clauses (C) and (D) shall be amortized over the term of the new tenant’s lease, and Tenant shall only be liable to Landlord for the portion of such amounts attributable to the period prior to the Expiration Date of this Lease set forth in Section 1. Upon any such re-entry Landlord shall have the right to make any reasonable repairs, alterations or modifications to the Premises, which Landlord in its sole discretion deems reasonable and necessary. As used in Section 28.2 the “worth at the time of award” is computed by allowing interest at the rate of eight percent (8%) per year from the date of default.

29. Bankruptcy.

29.1 Assumption of Lease. If Tenant becomes a Tenant under Chapter 7 of the Bankruptcy Code (“Code”) or a petition for reorganization or adjustment of debts is filed concerning Tenant under Chapters 11 or 13 of the Code, or a proceeding is filed under Chapter 7 of the Code and is transferred to Chapters 11 or 13 of the Code, the Trustee or Tenant, as Tenant and as Tenant-In-Possession, may not elect to assume this Lease unless, at the time of such assumption, the Trustee or Tenant has:

29.1.1 Cured all defaults under the Lease and paid all sums due and owing under the Lease or provided Landlord with “Adequate Assurance” (as defined below) that: (i) within ten (10) days from the date of such assumption, the Trustee or Tenant will completely pay all sums due and owing under this Lease and compensate Landlord for any actual pecuniary loss resulting from any existing default or breach of this Lease, including without limitation, Landlord's reasonable costs, expenses, accrued interest, and attorneys' fees incurred as a result of the default or breach; (ii) within twenty (20) days from the date of such assumption, the Trustee or Tenant will cure all non-monetary defaults and breaches under this Lease, or, if the nature of such non-monetary defaults is such that more than twenty (20) days are reasonably required for such cure, that the Trustee or Tenant will commence to cure such non-monetary defaults within twenty (20) days and thereafter diligently prosecute such cure to completion; and (iii) the assumption will be subject to all of the provisions of this Lease.

29.1.2 For purposes of this Section 29, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding involving Tenant, at a minimum, “Adequate Assurance” shall mean: (i) the Trustee or Tenant has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the Trustee or Tenant will have sufficient funds to fulfill the Obligations of Tenant under this Lease; (ii) the Bankruptcy Court shall have entered an Order segregating sufficient cash payable to Landlord and/or the Trustee or Tenant shall have granted a valid and perfected first lien and security interest and/or mortgage in or on property of Trustee or Tenant acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or Tenant to cure the monetary and/or non-monetary defaults and breaches under this Lease within the time periods set forth above; and (iii) the Trustee or Tenant, at the very minimum, shall deposit a sum equal to two (2) month's Base Monthly Rent to be held by Landlord (without any allowance for interest thereon) to secure Tenant's future performance under the Lease.

29.2 Assignment of Lease. If the Trustee or Tenant has assumed the Lease pursuant to the provisions of this Section 29 for the purpose of assigning Tenant's interest hereunder to any other person or entity, such interest may be assigned only after the Trustee, Tenant or the proposed assignee have complied with all of the terms, covenants and conditions of this Lease, including, without limitation, those with respect to Additional Rent. Landlord and Tenant acknowledge that such terms, covenants and conditions are commercially reasonable in the context of a bankruptcy proceeding of Tenant.  Any person or entity to which this Lease is assigned pursuant to the provisions of the Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment.  Any such assignee shall upon request execute and deliver to Landlord an instrument confirming such assignment.

29.3 Adequate Protection. Upon the filing of a petition by or against Tenant under the Code, Tenant, as Tenant and as Tenant-In-Possession, and any Trustee who may be appointed agree to adequately protect Landlord as follows: (i) to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by Order of the Bankruptcy Court; (ii) to pay all monetary obligations required under this Lease; (iii) provide Landlord a minimum of thirty (30) days prior written notice, unless a shorter period is agreed to in writing by the parties, of any proceeding relating to any assumption of this Lease or any intent to abandon the Premises, which abandonment shall be deemed a rejection of this Lease; and (iv) to perform to the benefit of Landlord as otherwise required under the Code. The failure of Tenant to comply with the above shall result in an automatic rejection of this Lease.

30. Leasehold Mortgage; Security Agreement.  Tenant may, without the prior written consent of Landlord, subject the leasehold estate created by this Lease, as amended from time to time, and Tenant’s personal property and Trade Fixtures to a leasehold mortgage and/or security agreement to secure financing or other obligations which Tenant may obtain or incur from time to time.  In connection with any such leasehold mortgage and/or security agreement, Landlord will, promptly following receipt of written request therefore, provide to Tenant’s lender(s) an estoppel agreement confirming whether or not this Lease has been amended, whether or not there are any uncured defaults under this Lease, and such other matters pertaining to the Lease as such lender(s) may reasonable require.  In addition, Landlord will agree to provide Tenant’s lender(s) with written notice of any defaults by Tenant under this Lease and a reasonable opportunity to cure such defaults before landlord exercises its remedies under this Lease, and to provide Tenant’s lender(s) with a reasonable opportunity to enter upon the Property for the purpose  of removing any property of Tenant which has been pledged as collateral to Tenant’s lender(s) or which has been subjected to any such leasehold mortgage and/or security agreement.

31. Limitation on Landlord's Liability. Anything in this Lease to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements or for the purpose of binding Landlord personally or the assets of Landlord except Landlord's interest in the Premises, but are made and intended for the purpose of binding only the Landlord's interest in the Premises.  No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord or its partners and their respective heirs, legal representatives, successors and assigns on account of this Lease or on account of any covenant, undertaking or agreement of Landlord contained in this Lease.

32. Signs. Tenant shall not have the right to place, construct or maintain any sign, advertisement, awning, banner or other exterior decoration without Landlord's consent, which consent shall not be unreasonably withheld. Any sign that Tenant has Landlord's consent to place, construct and maintain shall comply with all laws, and Tenant shall obtain any approval required by such laws.  Landlord makes no representation with respect to Tenant's ability to obtain such approval.

33. Landlord's Right to Enter the Premises.  Landlord and its authorized representatives shall have the right to enter the Premises at reasonable times and upon twenty-four (24) hours prior notice (except in an emergency when no such notice shall be required) for any of the following purposes: (i) to determine whether the Premises are in good condition and whether Tenant is complying with its Obligations under this Lease, (ii) to do any maintenance; to make any restoration to the Premises or the Building that Landlord has the right or the obligation to perform, and to make any improvements to the Premises or the Building that Landlord deems necessary, (iii) to serve, post or keep posted any notices required or allowed under the provisions of this Lease, (iv) to post any ordinary “For Sale” signs at any time during the Term and to post any ordinary “For Lease” signs during the last ninety (90) days of the Term, and (v) to show the Premises to prospective brokers, agents, purchasers, tenants or lenders, during the last six (6) months of the Term.

Landlord shall not be liable in any manner for any inconvenience, annoyance, disturbance, loss of business, nuisance, or other damage arising out of Landlord's entry on the Premises as provided in this Section, except damage resulting from the grossly negligent or willful acts of Landlord or its authorized representatives and provided Landlord’s entry does not materially interfere with Tenant’s operation of its business in the Premises.  . Tenant shall not be entitled to an abatement or reduction of Rent if Landlord exercises any right reserved in this Section provided Landlord’s entry into the Premises does not materially interfere with Tenant’s operation of its business in the Premises.  Landlord shall conduct its activities on the Premises as allowed in this Section in a reasonable manner so as to cause minimal inconvenience, annoyance or disturbance to Tenant.

34. Subordination.  This Lease is and shall be prior to any mortgage recorded after the date of this Lease affecting the Premises.  If, however, a lender requires that this Lease be subordinate to any mortgage, this Lease shall be subordinate to that mortgage if Landlord first obtains from the lender a written agreement that provides substantially the following:

“As long as Tenant performs its obligations under this Lease, no foreclosure of, deed given in lieu of foreclosure of, or sale under the mortgage, and no steps or procedures taken under the mortgage, shall affect Tenant's rights under this Lease. “

Tenant shall attorn to any purchaser at any foreclosure sale, or to any grantee or transferee designated in any deed given in lieu of foreclosure.  Tenant, within ten (10) business days after notice from Landlord, shall execute and deliver the written agreement and any other documents required by the lender to accomplish the purposes of this Section.

35. Right to Estoppel Certificates.  Tenant, within ten (10) business days after notice from Landlord, shall execute and deliver to Landlord, in recordable form, a certificate stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified and stating the modifications.  The certificate shall also state the amount of Base Monthly Rent, the dates to which Rent has been paid in advance, and the amount of any Security Deposit and such other matters as Landlord may reasonably request.  Failure to deliver the certificate within such ten (10) business day period shall be conclusive upon Tenant for the benefit of Landlord and any successor to Landlord, that this Lease is in full force and effect and has not been modified except as may be represented by Landlord requesting the certificate.

36. Transfer of Landlord's Interest.  If Landlord sells or transfers the Premises, Landlord, on consummation of the sale or transfer, shall be released from any liability thereafter accruing under this Lease if Landlord's successor has assumed in writing, for the benefit of Tenant, Landlord's obligations under this Lease.  If any Security Deposit has been paid by Tenant, Landlord shall transfer such Security Deposit to Landlord's successor and on such transfer Landlord shall be discharged from any further liability with respect to such Security Deposit.

37. Attorneys' Fees.  If either party shall bring any action for relief against the other party, declaratory or otherwise, arising out of this Lease, including any action by Landlord for the recovery of Rent or possession of the Premises, the substantially non-prevailing party shall pay the substantially prevailing party a reasonable sum for attorneys' fees which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

38. Surrender; Holding Over.

38.1 Surrender.  On expiration or ten (10) days after termination of the Term, Tenant shall surrender the Premises and all Tenant's improvements and alterations to Landlord broom clean and in good condition.  Tenant shall remove all of its Trade Fixtures and personal property, which personal property specifically includes all cabling installed in the Premises by Tenant (unless Tenant has received consent from Landlord that such cabling may be surrendered with and remain in the Premises), within the time period stated in this Section. Tenant, at its cost, shall perform all restoration made necessary by, and repair any damage to the Premises caused by, the removal of its Trade Fixtures, personal property and signs to Landlord's reasonable satisfaction within the time period stated in this Section 38.  Landlord may, at its election, retain or dispose of in any manner any of Tenant's Trade Fixtures or personal property that Tenant does not remove from the Premises on expiration or within ten (10) days after termination of the Term as allowed or required by the provisions of this Lease by giving ten (10) days notice to Tenant. Title to any such Trade Fixtures and personal property that Landlord elects to retain or dispose of on expiration of such ten (10) day period shall vest in Landlord.  Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of any such Trade Fixtures and personal property.  Tenant shall be liable to Landlord for Landlord's reasonable costs for storing, removing and disposing of Tenant's Trade Fixtures and personal property.  If Tenant fails to surrender the Premises to Landlord on expiration or ten (10) days after termination of the Term as required by this Section, Tenant shall pay Landlord Rent in an amount equal to 150% of the Base Monthly Rent applicable for the month immediately prior to the expiration or termination of the Term, or the amount provided by law, whichever is greater, for the entire time Tenant thus remains in possession and Tenant shall be liable for, shall indemnify Landlord against and shall hold Landlord harmless from all damages resulting from Tenant's failure to timely surrender the Premises, including without limitation, (i) any Rent in excess of 150% of Base Monthly Rent payable by, or any damages claimed by, any prospective tenant of any part or all of the Premises, and (ii) Landlord's damages resulting from such prospective tenant rescinding or refusing to enter into the prospective lease of part or all of the Premises by reason of Tenant's failure to timely surrender the Premises. If Tenant, without Landlord's prior consent, remains in possession of the Premises after expiration or termination of the Term, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a tenancy at sufferance terminable at any time by either party.

38.2 Holding Over with Landlord's Consent. If Tenant, with Landlord's prior consent, remains in possession of the Premises after expiration or termination of the Term, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable by Landlord by a notice given to Tenant at least twenty (20) days prior to the end of any such monthly period or by Tenant by a notice given to Landlord at least thirty (30) days prior to the end of any such monthly period.  During such month-to-month tenancy, Tenant shall pay Rent in the amount then agreed to in writing by Landlord and Tenant. All provisions of this Lease, except those pertaining to term, shall apply to the month-to-month tenancy.

39. Agency Disclosure; Broker.

There are no brokers involved in this Lease.

40. Interest on Unpaid Rent.  In addition to the Late Charge as provided in Section 5.3, Rent not paid when due shall bear interest from the date due until paid at the rate of twelve percent (12%) per year, or the maximum legal rate of interest, whichever is less.

41. Intentionally Deleted.

42. Definitions. As used in this Lease, the following words and phrases, whether or not capitalized, shall have the following meanings:

42.1 “Additional Rent” means monetary sums other than Base Monthly Rent to be paid by Tenant under the provisions of this Lease.

42.2 “Alteration” means any addition or change to, or modification of, the Premises made by Tenant, including without limitation, fixtures, but excluding Trade Fixtures as defined in this Section.

42.3 “Authorized representatives” means any officer, agent, employee, independent contractor or invitee of either party.

42.4 “Award” means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation.

42.5 “Condemnation” means the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor and a voluntary sale or transfer by Landlord to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

42.6 “Condemnor” means any public or quasi-public authority or entity having the power of condemnation.

42.7 “Damage” means any injury, deterioration, or loss to a person, property, the Premises or the Building caused by another person's acts or omissions or by Acts of God. Damage includes death.

42.8 “Damages” means a monetary compensation or indemnity that can be recovered in the courts by any person who has suffered damage to his person, property or rights through another's acts or omissions.

42.9 “Date of taking” means the date the condemnor has the right to possession of the property being condemned.

42.10 “Encumbrance” means any mortgage, deed of trust or other written security device or agreement affecting the Premises, and the note or other obligation secured by it, that constitutes security for the payment of a debt or performance of an obligation.

42.11 “Expiration” means the coming to an end of the time specified in the Lease as its duration, including any extension of the Term.

42.12 “Force majeure” means strikes, lockouts, labor disputes, shortages of labor or materials, fire or other casualty, Acts of God or any other cause beyond the reasonable control of a party.

42.13 “Good condition” means the good physical condition of the Premises and each portion of the Premises, including without limitation, all of the tenant improvements, Tenant's alterations, Tenant's Trade Fixtures, Tenant's Personal Property, all as defined in this Section, signs, walls, interior partitions, windows, window coverings, glass, doors, carpeting and resilient flooring, ceiling tiles, plumbing fixtures and lighting fixtures, all of which shall be in conformity with building standard finishes, ordinary wear and tear, damage by fire or other casualty and taking by condemnation excepted.

42.14 “Hazardous substances” means any industrial waste, toxic waste, chemical contaminant or other substance considered hazardous, toxic or lethal to persons or property or designated as hazardous, toxic or lethal to persons or property under any laws, including without limitation, asbestos material or materials containing asbestos.

42.15 “Hold harmless” means to defend and indemnify from all liability, losses, penalties, damages as defined in this Section 42, costs, expenses (including without limitation, attorneys' fees), causes of action, claims or judgments arising out of or related to any damage, as defined in this Section, to any person or property.

42.16 “Law” means any constitution, statute, ordinance, regulation, rule, resolution, judicial decision, administrative order or other requirement of any federal, state, county, municipal or other governmental agency or authority having jurisdiction over the parties or the Premises, or both, in effect either at the time of execution of this Lease or at any time during the Term, including without limitation, any regulation or order of a quasi-official entity or body (e.g., board of fire examiners or public utilities) and any legally effective conditions, covenants or restrictions affecting the Premises.

42.17 “Lender” means the mortgagee, beneficiary, secured party or other holder of an Encumbrance, as defined in this Section.

42.18 “Lien” means a charge imposed on the Premises by someone other than Landlord, by which the Premises are made security for the performance of an act.

42.19 “Maintenance” means repairs, replacement, repainting and cleaning.

42.20 “Mortgage” means any deed of trust, mortgage or other written security device or agreement affecting the Premises, and the note or other obligation secured by it, that constitutes security for the payment of a debt or performance of an obligation.

42.21 “Mortgagee” means the beneficiary under a deed of trust or mortgagee under a mortgage.

42.22 “Mortgagor” means the grantor or trustor under a deed of trust or mortgagor under a mortgage.

42.23 Intentionally Deleted.

42.24 “Parties” means Landlord and Tenant.

42.25 “Party” means Landlord or Tenant.

42.26 “Person” means one or more human beings, or legal entities or other artificial persons, including without limitation, partnerships, corporations, trusts, estates, associations and any combination of human beings and legal entities.

42.27 Intentionally Deleted.

42.28 “Provision” means any term, agreement, covenant, condition, clause, qualification, restriction, reservation, or other stipulation in this Lease that defines or otherwise controls, establishes, or limits the performance required or permitted by either party.

42.29 “Real Property Taxes” means any form of tax, assessment, general assessment, special assessment, lien, levy, bond obligation, tax on rent (to the extent such a tax is passed and implemented by the legislature of the State of Washington) together with any statutory interest thereon, (in no event shall the term “Real Property taxes” include Landlord’s general income, inheritance, estate, gift, or franchise taxes) (individually and collectively, the “Impositions”), now or hereafter imposed or required by any authority having the direct or indirect power to tax, including any federal, state, county or city government or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, (individually and collectively, the “Governmental Agencies”) on any interest of Landlord or Tenant or both (including any legal or equitable interest of Landlord or its mortgagee, if any) in the Premises, including without limitation:

42.29.1 any Impositions upon, allocable to or measured by the area of the Premises; or

42.29.2 any Impositions upon any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; or

42.29.3 any Impositions by Governmental Agencies (whether or not such Impositions constitute tax receipts) in substitution, partially or totally, of any impositions now or previously included within the definition of Real Property Taxes, including those calculated to increase tax increments to Governmental Agencies and to pay for such services as fire protection, water drainage, street, sidewalk and road maintenance, refuse removal or other governmental services formerly provided without charge to property owners or occupants; or

42.29.4 any and all costs, including without limitation, the fees of attorneys, tax consultants and experts, incurred by Landlord should Landlord elect to negotiate or contest the amount of such Real Property Taxes in formal or informal proceedings before the Governmental Agency imposing such Real Property Taxes (provided that Tenant shall only be liable for such fees should the amount of Real Property Taxes owed in a given tax year be reduced as a result of the negotiation or contest in an amount which is greater than the fees incurred by Landlord in connection with the negotiation or contest).

42.30 “Rent” means Base Monthly Rent, as adjusted from time to time under this Lease, and Additional Rent as defined in this Section 42.

42.31 “Restoration” means the reconstruction, rebuilding, rehabilitation and repairs that are necessary to return damaged portions of the Premises and the Building to substantially the same physical condition as they were in immediately before the damage.

42.32 Intentionally Deleted

42.33 “Successor” means assignee, transferee, personal representative, heir, or other person or entity succeeding lawfully, and pursuant to the provisions of this Lease, to the rights or obligations of either party.

42.34 “Tenant improvements” means (i) window coverings, lighting fixtures, plumbing fixtures, cabinetry and other fixtures installed by either Landlord or Tenant at any time during the Term, and (iii) improvements and alterations of the Premises made by Tenant, if any, at any time during the Term.

42.35 “Tenant's personal property” means Tenant's equipment, furniture, and movable property (including cabling) placed in the Premises by Tenant.

42.36 “Trade Fixtures” means all machinery, apparatus, furniture, fixtures and equipment located in the Premises as of the Commencement Date or hereafter installed by Tenant and used in connection with the conduct of Tenant’s business in the Premises, other than fixtures and items of personal property of Landlord that are integral to the ownership, maintenance and operation of the Building by Landlord.

42.37 “Termination” means the ending of the Term for any reason before expiration, as defined in this Section.

42.38 “Work” means the construction of any improvements or alterations or the performance of any repairs done by Tenant or caused to be done by Tenant on the Premises as permitted by this Lease.

43. Miscellaneous Provisions.

43.1 Entire Agreement. This Lease sets forth the entire agreement of the parties as to the subject matter hereof and supersedes all prior discussions and understandings between them. This Lease may not be amended or rescinded in any manner except by an instrument in writing signed by a duly authorized officer or representative of each party hereto.

43.2 Governing Law. This Lease shall be governed by, and construed and enforced in accordance with, the laws of the State of Washington.

43.3 Severability. Should any of the provisions of this Lease be found to be invalid, illegal or unenforceable by any court of competent jurisdiction, such provision shall be stricken and the remainder of this Lease shall nonetheless remain in full force and effect unless striking such provision shall materially alter the intention of the parties.

43.4 Jurisdiction. In the event any action is brought to enforce any of the provisions of this Lease, the parties agree to be subject to exclusive in personam jurisdiction in the Superior Court of the State of Washington in and for the County of King or in the United States District Court for the Western District of Washington and agree that in any such action venue shall lie exclusively at Seattle, Washington.

43.5 Waiver. No waiver of any right under this Lease shall be effective unless contained in a writing signed by a duly authorized officer or representative of the party sought to be charged with the waiver and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future right or of any other right arising under this Lease.

43.6 Captions. Section captions contained in this Lease are included for convenience only and form no part of the agreement between the parties.

43.7 Notices. All notices or requests required or permitted under this Lease shall be in writing. If given by Landlord such notices or requests may be personally delivered, delivered by a reputable express delivery service such as Federal Express or DHL, or sent by certified mail, return receipt requested, postage prepaid. If given by Tenant such notices or requests shall be sent by certified mail, return receipt requested, postage prepaid. Such notices or requests shall be deemed given when so delivered or mailed, irrespective of whether such notice or request is actually received by the addressee. All notices or requests to Landlord shall be sent to Landlord at Landlord's Address for Notice and all notices or requests to Tenant shall be sent to Tenant at Tenant's Address for Notice. Either party may change the address to which notices shall be sent by notice to the other party.

43.8 Binding Effect. Subject to the provisions of Section 26 captioned “Assignment and Subletting”, this Lease shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  No permitted assignment of this Lease or Tenant's rights hereunder shall be effective against Landlord unless and until an executed counterpart of the instrument of assignment shall have been delivered to Landlord and Landlord shall have been furnished with the name and address of the assignee.  The term “Tenant” shall be deemed to include the assignee under any such permitted assignment.

43.9 Effectiveness. This Lease shall not be binding or effective until properly executed and delivered by Landlord and Tenant.

43.10 Gender and Number. As used in this Lease, the masculine shall include the feminine and neuter, the feminine shall include the masculine and neuter, the neuter shall include the masculine and feminine, the singular shall include the plural and the plural shall include the singular, as the context may require.

43.11 Time of the Essence. Time is of the essence in the performance of all covenants and conditions in this Lease for which time is a factor.

43.12 Joint and Several Liability.  If Tenant is composed of more than one person or entity, then the obligations of all such persons and entities under this Lease shall be joint and several.

43.13 No Recordation Without Consent of Landlord.  Tenant shall not record this Lease or any memorandum of this Lease without Landlord’s prior written consent.  If Landlord or any lender elect to record a memorandum of this Lease, then Tenant shall promptly execute, acknowledge and deliver the same on a form prepared by Landlord or such lender.

Dated the date first above written.

Landlord:	Tenant:
Integrated Holdings, LLC, a Washington Limited Liability Company	Integrated Technologies, Inc., A Washington Corporation
By: _______________________________	By: _______________________________
_______________________________	Lawrence E. Dickinson
Its: Authorized Member	Its: Secretary

STATE OF WASHINGTON                               )
)  ss.
COUNTY OF KING                                              )

On this day personally appeared before me _________________________, to me known to be the Authorized Member of Integrated Holdings, LLC, the limited liability company that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said company, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the same instrument.

GIVEN under my hand and official seal this _____ day of January, 2009.

________________________________________

________________________________________
(print notary's name)

Notary Public in and for the State of Washington,
residing at ______________________________
My commission expires: __________________

STATE OF MISSOURI                                       )
)  ss.
COUNTY OF ST. LOUIS                                     )

On this day personally appeared before me Lawrence E. Dickinson, to me known to be the Secretary of Integrated Technologies, Inc., the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that s/he was authorized to execute the same instrument.

GIVEN under my hand and official seal this _____ day of January, 2009.

________________________________________

________________________________________
(print notary's name)

Notary Public in and for the State of Missouri,
residing at ______________________________.
My commission expires: __________________.

CONTINUING GUARANTY

For and in consideration of the execution of that Lease Agreement by Integrated Holdings, LLC (“Landlord”) to Integrated Technologies, Inc. (“Tenant”), for the business premises more fully described in Exhibit A to that Lease Agreement, which Landlord is unwilling to do without the execution and delivery by the undersigned LMI Aerospace, Inc. of this Continuing Guaranty (this “Guaranty”), the undersigned (“Guarantor”), absolutely and unconditionally guaranties and promises to pay to Landlord when due the full amount of all obligations (whether for principal, interest, fees, expenses or otherwise) that Tenant now or hereafter may have to Landlord, however arising, whether such obligations of Tenant are direct or indirect, joint or several, absolute or contingent, or now owing or to become due (all such obligations of Tenant being the “Obligations”).  Guarantor agrees to pay to Landlord, or to reimburse Landlord for, any and all costs and expenses (including reasonable attorneys’ fees and expenses) that Landlord incurs (whether or not any action or proceeding is commenced) in enforcing or attempting to enforce this Guaranty or otherwise by reason of any default by Tenant in respect of the Obligations, including in bankruptcy proceedings.  All payments under this Guaranty shall be in lawful money of the United States of America and shall be made free and clear of, and without deduction for, any claim of setoff or counterclaim of Tenant and any present or future taxes, levies, imposts, deductions, charges or withholdings.

This Guaranty shall continue to be effective or shall be reinstated if at any time any payment of any of the Obligations is rescinded or otherwise must be returned by Landlord for any reason (including the insolvency, bankruptcy or reorganization of Tenant), all as though such payment had not been made.

Guarantor hereby waives (a) any defense arising by reason of any disability or other circumstance that might constitute a defense available to, or a discharge of, Tenant, (b) any requirement of promptness or diligence on the part of Landlord and (c) all presentments, demands for performance, protests and notices with respect to any of the Obligations or this Guaranty, including notices of nonperformance, protest, dishonor and acceptance of this Guaranty and notices of the creation, existence or incurring of new or additional Obligations.

Landlord shall not be required to proceed first against Tenant or any other person before resorting to Guarantor for payment under this Guaranty.  Landlord shall have the absolute right in its sole discretion, and without notice to or consent of Guarantor, at any time and without in any way affecting or discharging the liability of Guarantor under this Guaranty, (a) to change the time, manner or place of payment of, or any other term of, any of the Obligations, (b) to take, hold, enforce, exchange, release or waive security for the Obligations or this Guaranty and (c) to settle and compromise any liability of Tenant.  The liability of Guarantor under this Guaranty shall not be affected in any way by any release, discharge or substitution of any other guarantor or obligor.  All obligations of Guarantor under this Guaranty are independent of the obligations of Tenant.

Guarantor hereby irrevocably waives any and all rights and claims that Guarantor has or hereafter may have or acquire (whether arising directly or indirectly, by operation of law, by contract or otherwise) against Tenant by reason of any payment to Landlord pursuant to this Guaranty, including, but not limited to, rights of exoneration, indemnity, contribution, reimbursement and subrogation.

This Guaranty shall be binding upon Guarantor and it’s heirs, legal representatives, successors and assigns, and shall inure to the benefit of and be enforceable by Landlord and its successors, transferees and assigns.  This Guaranty shall be deemed for all purposes to be made in, and shall be governed by and construed in accordance with the laws of, the State of Washington.  At Landlord’s option, the venue of any action or proceeding to enforce this Guaranty may be in King County, State of Washington.

IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the 16th day of January, 2009.

Guarantor:

LMI Aerospace, Inc.

By: Lawrence E. Dickinson
Title: Vice President and Secretary